Final Transcript

Conference Call Transcript VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call Event Date/Time: May. 15. 2008 / 10:00AM ET

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Glenn Wiener
 GW Communications - IR

 Patrick Lavelle
 Audiovox Corporation - President & CEO

 Michael Stoehr
 Audiovox Corporation - CFO

CONFERENCE CALL PARTICIPANTS

 Richard Greenberg
 Donald Smith & Company - Analyst

 Jim Barrett
 C.L. King & Associates - Analyst

 Thomas Kahn
 Kahn Brothers & Co. - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the first quarter 2008 Audiovox Corporation earnings conference call. My name is Serita, and I'll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session at the end of this conference. (OPERATOR INSTRUCTIONS)

I will now like to turn the presentation over to your host for today's call, Mr. Glenn Wiener. You may proceed.

 Glenn Wiener - GW Communications - IR

 Thank you, and good morning. Welcome to Audiovox's fiscal 2008 year-end conference call. Today's call is being webcast on our website, www.audiovox.com, under the investor relations section. Speaking for management this morning will be Patrick Lavelle, President and CEO, and Michael Stoehr, Senior Vice President and Chief Financial Officer. John Shalam, the Company's Chairman, is also here with us and will be available during the question-and-answer portion of today's call.

Before turning the call over to Pat, I've been instructed by legal counsel to read the following Safe Harbor language. Except for historical information contained herein, statements made on today's call and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause results to differ materially from the results suggested in the forward-looking statements.

These factors include, but are not limited to, risks that result in changes in the Company's core business operations, our ability to keep pace with technology advances, significant competition in the mobile and consumer electronics businesses and accessory business, relationship with key suppliers and customers, quality and consumer acceptance of our newly introduced products, market volatility, nonavailable new products, excess inventory, price and product competition, new product introductions, and the possibility that a review of our prior filings by the SEC may result in changes to our financial statements, and the possibility that stockholders or regulatory authorities may initiate proceedings against the Company and/or our officers and directors as a result of any numerous statements or other actions. Risk factors with our business including some of the factors set forth herein are detailed in the Company's Form 10-K for the period ending February 29, 2008. Thank you.

At this time, I would like to turn the call over to Patrick Lavelle, President and CEO. Patrick?

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle  - Audiovox Corporation - President & CEO

 Good morning everyone. Thank you, Glenn, and good morning, everyone. I trust by now you've all had a chance to review our results which were released after the market closed yesterday, and I am going to quickly recap the year and then focus most of my remarks on fiscal 2009. After my comments, Michael will cover our financials in more detail and then we'll open the call to questions.

At our shareholders meeting last year, we indicated sales would grow by 30% year-over-year. In fact, sales grew by 29.5% and came in at $591 million with electronics representing approximately 74% of our revenue. Accessories grew about $131 million and finished the year at 26% of revenue. Now we believe the split this year will be more like 75% electronics and 25% accessories. Electronics that were positively impacted by increase in our mobile audio, satellite radio, and international groups were offset by lower sales of shortage play LCD-based consumer products like LCD TV, portable DVD, and digital picture frames. Accessory sales grew to the addition of Oehlbach and the Thomson acquisitions, now both fully integrated into Audiovox.

Overall, I believe we could have reported a stronger increase, based on our programs and our placement at retail. However, the macroeconomic conditions we faced at the end of the year impacted sales across the board. Both our consumer and accessory programs were negatively affected by weak holiday sales, and our mobile products suffered from lower automobile sales throughout the year. Despite the economic conditions, gross margins increased 140 basis points to 18.8%. This increase was a result of higher margins in our core products as well as the blend of higher margin accessory sales.

We reported net income of $8.5 million or $0.37 per share, compared to $2.9 million or $0.13 per share in fiscal 2007. Our pre-tax income from continuing operations was $10.6 million, an increase of $8.4 million or almost 400% over last year. On a pro forma basis, excluding non-cash and non-recurring charges which Mike will review, had net income of $10.5 million or $0.46 per share. In spite of the economic realities we face today, I believe we are positioned well and expect improvement as the year progresses, especially into the second and third quarters. We have well-known brands in Audiovox, RCA, Jensen, Acoustic Research, and Energizer for North and South America, and Magnate, Mac Audio, Heco, Oehlbach in Europe. We anticipate fiscal 2009 sales to grow approximately 20% over 2008, and to exceed $700 million.

After five acquisitions in 2007, our focus this year is to complete the consolidation of all the companies and fully realize the synergies that drove us to make those acquisitions. We are looking at each of the businesses to cut duplicity, leverage our infrastructure, and pursue the new sales opportunities provided by each deal. I believe our strategy of leveraging our overhead with new business from acquisitions is working, since we have been able to expand sales, raise our margins, and lower our OpEx as a percentage of sales.

In addition to the consolidation efforts, I've put in place aggressive cost reduction initiatives to reduce core overhead by an additional $8 million. This program is underway with significant cuts already made, which will yield approximately $6 million over this fiscal year with the balance to come this year, as certain programs and contracts expire. We have improved margins from 11.3% in fiscal '05 to 18.8% this past year, and we continue to press our manufacturing, and seek productivity savings to increase margins further.

We believe that our margin performance in '08 is a good barometer for '09. However I must caution, that margins related to the recent RCA audio/video acquisition are more consistent with consumer electronics, which could have a softening effect on margin percentage. That being said, we believe we will generate higher gross profit dollars with our main focus being on improving overall bottom line performance. The combination of an improving economy, higher margin accessory sales, and the effects of our cost containment measure could give margins some upside potential.

Now I'd like to take a few moments to address some of our new product initiatives. I believe the diversity of our portfolio of brands provides us with significant advantages over our competition, and has strengthened our position with all of our retail customers. We have a number of new products across those brands which makes me bullish about our prospects for 2009. I expect consumer electronics sales to grow significantly due to the RCA AV acquisition. We expect this acquisition to drive higher sales to the national chains, but we also expect -- we will also employ a strategy to designed to expand RCA distribution beyond the network and the target markets that were part of Thomson's marketing strategy. We have already placed our Small Wonder camcorders and MP3 players into major chains since our takeover, and I am confident that we will be able to increase penetration in 2009, resulting in greater sales of RCA digital products. We have begun shipment of Home Base, a unique digital picture frame designed for the homes hub, the kitchen. Home Base will anchor our digital picture frame business, as we expand the model line up with other lifestyle products.

During the second quarter, we plan to leverage RCA's number one market share in clock radios by entering an exciting and growing new radio category, internet radio. In 2007, there were 54 million internet radio listeners, tuning in to thousands of internet stations, all of them listening over the PC. The new RCA internet radio provides that same internet access, but without the PC. We will launch the category with an RCA brand

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

and model, and have future plans for the Acoustic Research brand. Additionally under the AR brand, we have developed an exciting line of table top radios for use in high-end homes and office environments. They combine beautiful design with impeccable sound quality and unique features that would separate them from the competition. Both of these new products groups represent higher retails, which should help move up average selling prices in this category. The LCD panel shortage that plagued us this past year is basically over, which bodes well for our portable DVD, digital picture frames, and LCD TV.

On the mobile side, car sales projected to drop to approximately 15 million new cars and trucks, the worst year since 1999. However, we have a number of mobile electronic positives that should help offset some of the weakness in the automotive market. Our Jensen mobile multimedia products remain the number one selling brand at retail, and we have a complete new line up scheduled for the year. Our multimedia systems have been developed with a move toward content conversion, and feature HD radio, Bluetooth and mechless designs. We have also launched a new line of Advent in-dash radios that carry an OE look and design. These are designated to be sold to our expedited channel. Our new rear seat entertainment solutions, which began shipping first quarter of this year, should begin to reverse the decline that we have seen over the past years in the mobile/video category. On the OEM side, we have won a number of new programs that will impact sales for this year and next.

In Car, one of our more recent acquisitions, has won the contract to produce the rear seat entertainment system for the few Porsche, scheduled to be introduced in 2009. In addition, In Car has been awarded to new 2008 Toyota models, and will ship a rear entertainment system, designed for the BMW X5 this year. In the U.S., Mopar has awarded us the contract for their rear seat entertainment program for Chrysler, and recently Toyota motor sales expanded their program with us to include our new next generation headrest system for the Toyota Sienna. This month, we made our first shipment of the GM bi-directional transmitter for vehicles equipped with GM factory remote starters. And in Venezuela, we have begun shipment of our car audio system for the GM Aveo, a new contract won late last year. All in all, I believe these new programs should go along way in offsetting weaker car sales and the overall softness in the automotive market.

In accessories, we recently announced the extension of our Energizer license for Mexico and certain other Latin America countries. This will allow us to sell our Energizer-branded products to a wider base of retailers and distributors which will help increase sales. And our most recent announcement of an agreement with Universal Electronics has several benefits on the sales, distribution, and supply side. This new relationship combines the strength of both companies, leveraging UEI's IP and strong R&D capabilities and Audiovox's broad marketing and distribution, to put us in a position to be a significant player at the higher end of the remote control market. The RCA brand currently holds the largest unit share of universal remote controls. Our agreement with UEI will allow us to provide high technology and higher priced remotes in both the RCA and Acoustic Research brands, remote controls that are designed to control all media in the home either tethered to the computer or operating wirelessly. In addition, Audiovox will take over distribution of UEI's one-for-all brand in North America, certain Latin America countries, and Asia which will also help to increase remote control sales. And finally, Audiovox will become a supplier for a portion of UEI's universal remote business.

Our international sales continue to grow and in fiscal 2008, they represented 18.4% of our total. And our plan for fiscal 2009 is a 20% increase in international sales which would bring them up to 20% of our total turnover. We plan to attain that grow with two new international groups, added as a result of the Thomson acquisition. Audiovox Mexico was established to take over the Thomson business in that country. It gives us for the first time, a local presence and full distribution and service capability in Mexico. We believe it will also allow us to grow Audiovox's mobile consumer and accessory businesses in this important market. Also as part of our Thomson acquisition, we acquired a sales and distribution team in Hong Kong that will assist us in growing our presence in Asia.

In summary, we've had a very challenging three-year period, following the sale of our cellular group and the economy continues to hold us back somewhat, but our business and our financials continue to improve. I fully expect to show better returns in fiscal 2009 and beyond. As I've said, we are going to focus our efforts on leveraging our infrastructure, to drive synergy throughout our global organization, and we are going to spend a great deal of time further consolidating each of our acquisitions so that they are running efficiently and profitably. Our cash position is strong, as is our balance sheet.

Based on our plan, I do not anticipate that we will be making any major acquisitions this year. However, we remain in the market and will not look away at the right opportunity. My expectation is that we will be back in full acquisition mode during the latter part of this fiscal year, and more so in fiscal 2010. Despite the state of the economy and the uncertainty surrounding the American consumer, I remain optimistic about our potential this year. I would like to thank you all for your continued support, and now I'll turn the call over to Michael who will go through the financials. Mike?

 Michael Stoehr - Audiovox Corporation - CFO

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 Thank you, Pat. Good morning, everyone. I'll begin by discussing our fourth quarter, followed by a brief review of the fiscal year results and then provide you some details on the balance sheet. For the fourth quarter of 2008, sales were $131.3 million, an increase of 36.6%, compared to $96.1 million reported in the fourth quarter of last year. This increase was a result of higher sales in the electronics and accessories groups.

Electronic sales were $95.8 million, compared to $83.2 million, an increase of 15.1%. This increase was a result of higher sales in our consumer group, partially as a result of sales at the RCA audio/video acquisition completed December 31, 2007 and higher sales in our regular consumer business. We also experienced increased sales in satellite radio and code products, offset by declines in security and video products. Accessory sales were $35.5 million, up over 173%, compared to $13 million in the fourth quarter last year. The increased sales were a result of the full-quarter sales of the RCA accessories acquisition, and the recent acquisitions of Oehlbach in Europe and Technuity.

As a percentage of net sales fourth quarter fiscal 2008, electronics represented 73% versus 86% fourth quarter last year. Accessories represented 20% of sales versus 14% last fourth quarter. Gross margins were 18.8% for the fourth quarter 2008 and the same as fourth quarter 2007. During our fourth quarter, we experienced higher freight and warehousing costs compared to last year. Also the cost of our market development programs were higher, due to increased consumer and accessory sales.

Operating expenses were $28.2 million for the quarter, an increase of $7.5 million versus $20.7 million fourth quarter last year. Included in this overhead was one, cost of Oehlbach which is $1 million, the Thomson RCA audio/video acquisition had expenses of $824,000, and Technuity had expenses of $1.1 million or approximately $2.9 million related to our recent acquisitions. Technuity as of first quarter 2009, has been fully integrated into our existing Audiovox's programs. We also experienced several one-time charges in the fourth quarter.

We had payment on intellectual property for prior year periods of $602,000, stock options costs of $276,000, catch up on charges for amortization intangibles as a result of our recent acquisitions of $497,000, and acquisition costs related to the RCA audio/video acquisition of $500,000. Offsetting these charges was some favorable option adjustments of $507,000. The net total of the net charges of this was $1.368 million. We had operating loss for the quarter of $3.5 million versus $2.6 million last year. Adjusting for the above pro forma charges, the operating loss would have been $2.2 million versus $2.5 last year.

During the fourth quarter, the Company had tax order related to our subsidiary, Audiovox's Germany. The year's under review included a prior period when our subsidiary was owned by Recoton, who was in bankruptcy at the time. The audit has been completed, and there was additional tax charge of $936,000, which we paid in the fourth quarter. As a result of this, and other normal tax matters, our fourth quarter tax provision showed a charge instead of a benefit. For the fourth quarter, we reported a net loss from continuing operations of $1.8 million, or $0.08 per diluted share versus a loss of $305,000 and $0.01 a share last year. On a pro forma basis, adjusting for legal settlements, catch up and amortization related to the acquisitions, net option costs, and the tax audit, we would have shown a break even for the fourth quarter.

For fiscal 2008, our sales increased 29.5% to $591.4 million. Electronics sales of $437 million were up approximately 1%. We also saw an increase in international operations in Germany and Venezuela. This increase was offset by declines in security and mobile video sales. Accessories sales were $154.3 million, an increase of 549%. This represents a full year of sales of RCA accessories, the Oehlbach acquisition, and a partial year of Technuity.

Our gross margins for the fiscal year, as Pat mentioned, increased 140 basis points to 18.8%. As a result of one, our recently acquired companies, two, improvements in our existing business, three, better buying and inventory management, and this is compared to 17.4% last year. We anticipate further improvements during next year through the introduction of new products and technologies, and as our accessories become a higher overall percentage of our sales mix. Additionally as previously stated, our fiscal 2008 gross margins were impacted with higher warehouse, and assembly and freight costs, as a result of the incremental transition cost to support the acquired companies, and also the impact of higher fuel and labor costs.

Operating expenses increased approximately $22.5 million or 26.7% to $106.9 for fiscal 2008, compared to last year. As a percentage of net sales, operating expenses declined to 18.1% from 18.5%. The increase in total expenses is due to the incremental cost, related to buyback positions we announced between January and November, which resulted in total operating expenses from these acquisitions or $25.1 million in fiscal 2008, compared to $1.2 million in fiscal 2007. Overhead for our core business was down 1.7%. We had additional expenses related to legal settlements, increased depreciation of amortization, as we purchase additional systems to support our new operations, and the impact of the acquisitions on the operating expenses. We also experienced a decline in our professional fees from reduced basic legal and audit services.

We reported operating income of $4.4 million, compared to an operating loss last year of $5.1 million. We have total pro forma charges during this year of $1.7 million, related to same areas as outlined in the fourth quarter. And as such, our operating income would have been $6.2 million. Other income was approximately $6.2 million, compared to $7.2 million last year. Interest and bank charges represented expenses for bank obligations of Audiovox Corporation, and our German and Venezuelan subsidiaries, as well as interest payments on a capital lease. Equity

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

income of our equity investee increased by approximately $655,000, due to higher income in our joint venture ASA. Other income declined by roughly $1.5 million, as a result of the decline in interest income related to our short-term investments, partially offset by realized gains in the sale of a portion of our marketable securities.

Our pre-tax income from continuing operations improved by approximately $8.4 million. Net income for the Company in fiscal 2008, which includes discontinued ops was $8.5 million or $0.37 a share, compared to $2.9 million or $0.13 a share last year. On a pro forma basis, net income from continuing operations was $8.8 million and $0.38 a share, but discontinued -- from continuing and discontinued ops, net income was $10.5 million or $0.46 a share. The effective tax rate for fiscal 2008 was a provision of $3.8 million or 36.3%, compared to a benefit last year of $1.5 million or 7.1%, a difference of $5.3 million. This increase is due to one, lower tax exempt interest income earned on our short-term investments, two, increased income from our operations, and three, the completion of foreign tax audits.

Our working capital was $276 million, cash and investments of $39 million. Last year, our working capital was $306 million, with cash and investments of $156 million. This change was a result of acquisitions made during the year and increased working capital needs. Inventory balances as of the end of the fiscal year, have increased principally as a result of the acquisition of Technuity and RCA audio/video. But as of today, our cash and investment balances are $68 million, as we have begun to bring the inventories back into line. I will be available for any questions later, and I'll turn the call back to Pat. Pat?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Michael, thank you very much. The call is open for questions.

 QUESTION AND ANSWER

Operator

 (OPERATOR INSTRUCTIONS) Please stand by for your first question. Your first question comes from the line of Richard Greenberg of Donald Smith & Company. You may proceed.

 Richard Greenberg - Donald Smith & Company - Analyst

 Hey, guys. Listen, on your operating expenses, could you give a little bit of guidance as to what we should be looking for this year? Clearly, you've still got some of the higher costs from the Thomson acquisition. I don't think that's been totally flowed through, and maybe some of your other acquisitions, so we've got to get that. Then Pat, we've got your 6 to $8 million operating expenses coming down. What are we looking at $120 million, $130 million? Just ballpark range.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Last year, we were at $18.1 million, and we expect to see some improvement year-over-year. The percentage of our OpEx should be lower. It depends on how well the sales are towards the end of the year with some of the Christmas programs that we've already booked. But I would estimate that they would be lower than $130 million.

 Richard Greenberg - Donald Smith & Company - Analyst

 Is there a way of saying -- you guys say that the acquisition added $25 million to the operating expenses. How much more has to be flowed through from just the acquisitions?

 Michael Stoehr - Audiovox Corporation - CFO

 Richard, this is Michael. As Pat outlined, the bulk of it has -- will come from the audio/video group, which we took some people over in Asia. We'll have to see a couple of months of Technuity. But as Pat mentioned, we anticipate that the overhead, as a percentage of sales, will drop. The one thing I just want to caution everyone as, is that the seasonality of Audiovox still exists, which is the first quarter is our lowest quarter. Second

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

quarter gets higher. Third quarter, which includes the months of September through November 30, that's going to be the highest quarter, followed by a dip off in the fourth quarter.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 If you take a look and just lower the percentage somewhat against the sales, you'll come up with a number that probably makes sense.

 Richard Greenberg - Donald Smith & Company - Analyst

 Okay. And then Mike, two quick questions, accounting. All these restructuring items, some sense of how much more that kind of stuff we'd be facing over the next year, and then a ballpark tax rate estimate.

 Michael Stoehr - Audiovox Corporation - CFO

 Okay. We finished three of the five acquisitions' valuations. We have left open, is Technuity and the RCA audio/video. We tried to anticipate the amortization of the intangibles with those. There will be some coming through. The tax rate you want to use is 38%.

 Richard Greenberg - Donald Smith & Company - Analyst

 Okay. And then Pat, an update on the XM after market and the Sirius XM merger, assuming that does go through. How do you feel your positioning is to get that business?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Well first off, we dent expect much impact for 2009, because we are well into the year. We are already placing orders for Christmas deliveries now. I don't think there will be any impact in 2009. We are monitoring the situation very closely. At this point, we do business with Sirius in a small way with some of our OEM programs. I think our prospects for working with them are very good, post market.

 Richard Greenberg - Donald Smith & Company - Analyst

 And sales in that business were what? 50, $60 million last year?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We normally don't break it down that far, but we've had some -- last year, we had respectable increases in our XM business.

 Richard Greenberg - Donald Smith & Company - Analyst

 Okay. Great. Thanks a lot.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 You're welcome.

Operator

 (OPERATOR INSTRUCTIONS) Your next question comes from the line of Jim Barrett of C. L. King & Associates. You may proceed.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 Jim Barrett  - C.L. King & Associates - Analyst

 Good morning, everyone.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Good morning, Jim.

 Jim Barrett - C.L. King & Associates - Analyst

 Pat, the five acquisitions you made in '07, approximately when would you expect those businesses to be fully integrated within Audiovox?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 The five acquisitions, we started with the AV accessory acquisition. That is almost completely done. There are a few things that we are looking at, that we anticipated when we acquired them, that we still want to get done and that will be accomplished this year. The AV group was somewhat easier, in that it's very, very similar to our regular CG business, so most of those -- that transition is done already. We've moved the people in from -- whether they are in Indi, or in Hong Kong, or in Mexico, these facilities are are all set up. They are all Audiovox facilities now. I don't believe there's going to be much more -- when we look at the AV group.

In Car is fully integrated at this particular point. Oehlbach is integrated, although there are a number of things that we have planned for Oehlbach, based on our agreement with them when we purchased them. Those savings will flow in the latter part of this year, but most of it next year. The things that we are going to concentrate on is making sure that the systems are right, the acquired companies are trained on our systems, and operate the way we do. There is a lot of work that we have to do there. There's a lot of work in our websites, bringing all this information into our websites, and modifying theirs and bringing some of theirs up to speed. That's the type of activity that you are going to see.

And then obviously, coordinating the sales and marketing to where we can get it tighter, are other things that we are going to be doing throughout the year. Really from an operational shipping standpoint, we are done. Okay? But there's improvements that we can make in each area. And again as I mentioned, there are synergies that we looked at when we acquired these companies. Many of the ones that we've done previously are done, but there are a few things that we have to do to ring out more expenses and get them to where we think they should be.

 Jim Barrett - C.L. King & Associates - Analyst

 Okay. Can you comment -- in the press release you mentioned that you foresee the Company achieving improved returns. What is the range of return you would expect, given the current portfolio and a let's say, more normalized economy?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Well, our target still 5%.

 Jim Barrett - C.L. King & Associates - Analyst

 Okay.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We -- with an improving economy, obviously if we can grow the sales towards the latter part of the year, where we think we might see some improvement in the economy. We have the potential for that.

 Jim Barrett - C.L. King & Associates - Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 All right. And then, I think on a prior call, you mentioned a proprietary remote start for an OEM customer. Has that come to fruition yet? I know you made comments earlier in this call.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes. We began -- this is the GM bi-directional transmitter for the GM remote starts. We began shipment of that product this month. Our shipments went out this month.

 Jim Barrett - C.L. King & Associates - Analyst

 And how significant would you expect that particular product to be?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 In 2008, it's a start. The significance comes if the program is successful and GM wants to expand it into other models, it can become quite significant, as far as a percentage of our OEM business. But it's a little too early to tell.

 Jim Barrett - C.L. King & Associates - Analyst

 Okay. Michael, you are considering the sales forecast of $700 million, where are inventories likely to be at year-end?

 Michael Stoehr - Audiovox Corporation - CFO

 At year end? We are looking probably in the 90 to 95 term, day terms.

 Jim Barrett - C.L. King & Associates - Analyst

 It would be 90 to $95 million?

 Michael Stoehr - Audiovox Corporation - CFO

 No, 90 to 95 days. About 100 plus. Very small.

 Jim Barrett - C.L. King & Associates - Analyst

 Okay. Thank you both.

 Michael Stoehr - Audiovox Corporation - CFO

 You take a model, you can probably catch into it.

 Jim Barrett - C.L. King & Associates - Analyst

 I will be able to do that.

 Michael Stoehr - Audiovox Corporation - CFO

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 I just want to caution everybody that we do have seasonality in our quarters.

 Jim Barrett - C.L. King & Associates - Analyst

 Right. Thanks again.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 You're very welcome.

Operator

 Your next question comes from the line of Thomas Kahn of Kahn Brothers. You may proceed.

Thomas Kahn - Kahn Brothers & Co. - Analyst

 Hi. Good morning. Can you give me a little color on the digital radio? I already have digital TV, but I guess I don't have -- I can listen to digital radio on the computer. Is this going to be a big deal and who broadcasts -- how is this going to happen?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 You are referring to internet radio. Correct?

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Yes. Exactly.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Well, there are aggregators of content. There are thousands of internet stations that already exist around the world. You have many, many people who are listening to radio -- internet radio through their PCs today.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

Including me.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay. Good. You can be our first customer, Tom.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Maybe. Okay. Are you going to have anything at the show to show me?

 Patrick Lavelle - Audiovox Corporation - President & CEO

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 15. 2008 / 10:00AM ET, VOXX - Q4 2008 Audiovox Corporation Earnings Conference Call

 Yes, we will.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Okay. Good.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 That's where we believe -- there is a significant market there, especially when you take it away from the PC. You don't have to have a PC to listen to it. We can incorporate the internet radio tuner into a number of products. Our first ones are going to be some table tops and some clock radios, where we will put in an internet tuner and this can be done very, very simply. Obviously, you need broadband into the house, but there's a huge percentage of people that already have that. Their hook up for an internet radio into their existing network would be very, very simple and it will just allow them to -- there's a lot of people that would like to listen to a soccer game in Spain or something.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 If you have a LAN, let's say in your house, you would be able to listen to internet radio on one of these devices?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 That's great. And how about mobile? I guess you would have to be in an area where there's WiFi or something like that? Right?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We are looking at many different ways of accessing live content for mobile applications. There are a number of ways now with WiMax, WiFi, and some of the cellular services that are out there, where we can bring in live content. Live content, internet accessibility in the vehicle, there is a big desire for it. We are working on programs and hopefully, we'll be able to announce things in the future that will address those needs.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Would this be satellite-based?

Patrick Lavelle - Audiovox Corporation - President & CEO

 It could be satellite-based. It could be a server forum, slinging a dish network programming into a vehicle. There are multiple ways of doing it at this point.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Thank you very much.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 You're welcome.

Operator

 At this time, we have no further questions in queue.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Thank you very much. Once again, than you for your support. Thank you for being on the call this morning, and I wish you all a good day. Thank you.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect.

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.